                                                                   Exhibit 10.30



                           CHANGE IN CONTROL AGREEMENT

                                     BETWEEN

                             R. G. BARRY CORPORATION

                                       AND

                                  HARRY MILLER


                  THIS AGREEMENT is made to be effective as of January 4, 2001, by and between HARRY MILLER (the "Executive") and R. G. Barry Corporation, an Ohio corporation (the "Corporation").

                                   BACKGROUND

                  In order to induce the Executive to remain in the employ of the Corporation, the Corporation wishes to provide the Executive with certain severance benefits in the event his employment with the Corporation terminates subsequent to a change in control of the Corporation under the circumstances described herein.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                  1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings unless otherwise expressly provided in this Agreement:

                  (i) Change in Control. A "Change in Control" shall be deemed to have occurred if (i) any "person" (as that term is used in ss.13(d) and ss.14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on the date hereof, including any "group" as such term is used in Section 13(d)(3) of the Exchange Act on the date hereof (an "Acquiring Person"), shall hereafter acquire (or disclose the previous acquisition of) beneficial ownership (as that term is defined in Section 13(d) of the Exchange Act and the rules thereunder on the date hereof) of shares of the outstanding stock of any class or class of the Corporation which results in such person or group possessing more than 50.1% of the total voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation (a "Control Acquisition"); or (ii) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation immediately before the completion of the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation.

                  (ii) Disability. The Executive's employment shall be deemed to have been terminated for "Disability" if, as a result of his incapacity due to physical or mental illness, he shall have been absent from his duties with the Corporation on a full-time basis for the entire period of four consecutive months, and within 30 days after written notice of termination is given (which may occur before or after the end of such four-month period) he shall not have returned to the full-time performance of his duties.

                  (iii) Effective Period. The "Effective Period" means the 36-month period following any Change in Control (even if such 36-month period shall extend beyond the term of this Agreement or any extension thereof).

                  (iv) Termination for Cause. The Corporation shall have "Cause" to terminate the Executive's employment hereunder upon (A) the willful and continued refusal by the Executive substantially to perform his duties with the Corporation (other than any such refusal resulting from his incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Executive by the Corporation which specifically identifies the manner in which it is believed that the Executive has refused substantially to perform his duties, (B) failure of Executive to comply with any applicable law or regulation affecting the Corporation's business, (C) the commission by Executive of an act of fraud upon or an act evidencing bad faith or dishonesty toward the Corporation, (D) conviction of Executive of any felony or misdemeanor involving moral turpitude, (E) the misappropriation by Executive of any funds, property, or rights of the Corporation, or (F) Executive's breach of any of the provisions of this Agreement.

                  (v) Termination For Good Reason. "Good Reason" shall mean, unless the Executive shall have consented in writing thereto, termination by the Executive of his employment because of any of the following:

                        (A) a reduction in the Executive's title, duties, responsibilities or status, as compared to such title, duties, responsibilities or status immediately prior to the Change in Control or as the same may be increased after the Change in Control;

                        (B) the assignment to the Executive of duties inconsistent with the Executive's office on the date of the Change in Control or as the same may be increased after the Change in Control;

                        (C) a reduction by the Corporation in the Executive's base salary as in effect immediately prior to the Change in Control or as the same may be increased after the Change in Control or a reduction by the Corporation after a Change in Control in the Executive's total compensation (including bonus) so that the Executive's total cash compensation in a given calendar year is less than 90% of Executive's total compensation for the prior calendar year;

                        (D) a requirement that the Executive relocate anywhere not mutually acceptable to the Executive and the Corporation or the imposition on the Executive of business travel obligations substantially greater than his business travel obligations during the year prior to the Change in Control;

                        (E) the relocation of the Corporation's principal executive offices to a location outside the greater Columbus, Ohio area;

                        (F) the failure by the Corporation to continue in effect any material fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating at the time of a Change in Control (or plans providing the Executive with substantially similar benefits), the taking of any action by the Corporation which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by the Corporation to provide him with the number of paid vacation days to which he is then entitled on the basis of years of service with the Corporation in accordance with the normal vacation policy in effect immediately prior to the Change in Control; or

                        (G) any breach of this Agreement on the part of the Corporation.

                  (vi) Notice of Termination. A "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

                  (vii) Date of Termination. "Date of Termination" shall mean
(A) if this Agreement is terminated for Disability, 30 days after a Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30-day period), (B) if the Executive's employment is terminated for Cause, the date specified in the Notice of Termination, (C) if the Executive's employment is terminated by death, the date of death, and (D) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given, or, if the Corporation terminates the Executive's employment without giving a Notice of Termination, the date on which such termination is effective.

                  2. TERM. Unless sooner terminated as herein provided, the term of this Agreement shall commence on the date hereof and shall continue until January 4, 2004 (the "Termination Date"). It is understood that no amounts or benefits shall be payable under this Agreement unless (i) there shall have been a Change in Control during the term of this Agreement and (ii) the Executive's employment is terminated at any time during the Effective Period as provided in
Section 5 hereof. It is further understood that the Corporation may terminate the Executive's employment at any time before or after a Change in Control, subject to the Corporation providing, if required to do so in accordance with the terms hereof, the severance payments and benefits hereinafter specified, which payments and benefits shall only be available if a Change in Control has occurred prior to such termination. Prior to a Change in Control, this Agreement shall terminate immediately if Executive's employment with the Corporation is terminated for any reason.

                  3. SERVICES DURING CERTAIN EVENTS. In the event any person (as that term is used in Section 1(i) above) commences a tender or exchange offer, distributes proxy materials to the Corporation's shareholders or takes other steps to effect a Change in Control, the Executive agrees he will not voluntarily terminate his employment with the Corporation other than by reason of his retirement at normal retirement age, and will continue to serve as a full-time employee of the Corporation until such efforts to effect a Change in Control are abandoned or terminated or until a Change in Control has occurred.

                  4. TERMINATION FOLLOWING A CHANGE IN CONTROL. Any termination of Executive's employment by the Corporation for Cause, Disability or otherwise or by the Executive for Good Reason, which, in any case, occurs at any time during the Effective Period, shall be communicated by written Notice of Termination to the other party.

                  5.  COMPENSATION UPON TERMINATION FOLLOWING A CHANGE IN
CONTROL.

                  (i) For Cause. If, at any time during the Effective Period, the Executive's employment shall be terminated for Cause, the Corporation shall pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Corporation shall not have any further obligations to the Executive under this Agreement.

                  (ii) Death or Disability. If, at any time during the Effective Period, the Executive's employment is terminated by reason of the Executive's death or Disability, the Corporation shall pay to the Executive or his legal representative his full base salary through the Date of Termination, and the Corporation shall have no further obligation to the Executive or his legal representative under this Agreement after the Date of Termination.

                  (iii) For Good Reason or Without Cause. If the Executive's employment is terminated by the Corporation for any reason other than for Cause, Disability, or death, or by the Executive for Good Reason, in either case at any time during the Effective Period, then:

                        (A) The Corporation shall pay to the Executive, not later than 30 days following the Date of Termination, the Executive's accrued but unpaid base salary through the Date of Termination plus compensation for current and carried-over unused vacation and compensation days in accordance with the applicable personnel policy.

                        (B) In lieu of any further payments of salary to the Executive after the Date of Termination, the Corporation shall pay to the Executive, not later than thirty

(30) days following the Date of Termination and notwithstanding any dispute between the Executive and the Corporation as to the payment to the Executive of any other amounts under this Agreement or otherwise, a lump sum cash severance payment (the "Severance Payment") equal to the greater of (i) the total compensation (including bonus) paid to or accrued for the benefit of the Executive by the Corporation for services rendered during the calendar year ending prior to the date on which a Change in Control of the Corporation occurred or (ii) the total compensation (including bonus) paid to or accrued for the benefit of the Executive by the Corporation for services rendered during the twelve-month period immediately preceding the Date of Termination.

                  (iv) The Executive's right to receive payments under this Agreement shall not decrease the amount of, or otherwise adversely affect, any other benefits payable to the Executive under any plan, agreement or arrangement relating to employee benefits provided by the Corporation.

                  (v) The Executive shall not be required to mitigate the amount of any payment provided for in this section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 5 be reduced by any compensation earned by the Executive as the result of employment by another employer or by reason of the Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

                  6.  Non-Competition; Confidentiality

                  (i) Period. For a period of two years following the termination of Executive's employment with the Corporation (other than following a Change in Control), Executive shall not, as a shareholder, employee, officer, director, partner, consultant or otherwise, engage directly or indirectly in any business or enterprise which is in Competition with the Corporation.

                  (ii) Competition with the Corporation. For purposes of this Agreement, (a) the words "Competition with the Corporation" shall be deemed to include competition with the Corporation or any entity controlling, controlled by or under common control with the Corporation (an "Affiliate"), or their respective successors or assigns, or the business of any of them, and (b) a business or enterprise shall be deemed to be in Competition with the Corporation if it is engaged in any business activity which is the same or comparable to any business activity of the Corporation or any Affiliate from time to time during Executive's employment with the Corporation in any geographic area of the United States in which the Corporation or any Affiliate conducted such business. Notwithstanding the foregoing, nothing herein contained shall prevent Executive from purchasing and holding for investment less than 5% of the shares of any corporation the shares of which are regularly traded either on a national securities exchange or in the over-the-counter market.

                  (iii) Interpretation of Covenant. The parties hereto agree that the duration and area for which the covenant not to compete set forth in this Section 6 is to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and ever county of each and every state of the United States of America where the covenant not to compete is intended to be effective.

                  (iv) Prohibition on Disclosure or Use. Executive shall at all times keep and maintain Confidential Information (as defined below) confidential, and Executive shall not, at any time, either during or subsequent to his employment with the Corporation, either directly or indirectly, use any Confidential Information for Executive's own benefit or divulge, disclose, or communicate any Confidential Information to any person or entity in any manner whatsoever other than employees or agents of the Corporation having a need to know such Confidential Information, and only to the extent necessary to perform their responsibilities on behalf of the Corporation and other than in the performance of Executive's employment duties to the Corporation.

                  (v) Definition of Confidential Information. "Confidential Information" shall mean any and all information (excluding information in the public domain) related to the business of the Corporation or any Affiliate, including without limitation all processes; inventions; trade secrets; computer programs; engineering or technical data, drawings, or designs; manufacturing techniques; information concerning pricing and pricing policies; marketing techniques; plans and forecasts; new product information; information concerning suppliers; methods and manner of operations; and information relating to the identity and location of all past, present, and prospective customers.

                  (iv) Equitable Relief. Executive's obligations contained in this Section 6 are of special and unique character which gives them a peculiar value to the Corporation, and the Corporation cannot be reasonably or adequately compensated in damages in an action at law in the event Executive breaches such obligations. Executive therefore expressly agrees that, in addition to any other rights or remedies which Corporation may possess, the Corporation shall be entitled to injunctive and other equitable relief in the form of preliminary and permanent injunctions without bond or other security in the event of any actual or threatened breach of said obligations by Executive. The provisions of this
Section 6 shall survive any termination of this Agreement.

                  7.  SUCCESSORS; BINDING AGREEMENT.

                  (i) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation and its subsidiaries to expressly assume and agree to perform this

Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no succession had taken place. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation in the same amount and on the same terms as he would be entitled hereunder if he terminated his employment for Good Reason during the Effective Period, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Corporation" shall mean the Corporation as defined above and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. Nothing contained in this Section 7 shall be construed to modify or affect the definition of a "Change in Control" contained in Section 1 hereof.

                  (ii) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  8. ARBITRATION. Any dispute or controversy arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The award of the arbitrator shall be final, conclusive and nonappealable and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and one who is approved by both the Corporation and the Executive. In the absence of such approval, each party shall designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and the two persons so designated shall select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. The arbitration shall be held in San Antonio, Texas or such other place as may be agreed upon at the time by the parties to the arbitration.

                  9. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed in the case of the Executive, to

                  Harry Miller
                  _____________________________

                  _____________________________

and in the case of the Corporation, to the principal executive offices of the Corporation, provided that all notices to the Corporation shall be directed to the attention of the Corporation's Chief Executive Officer with copies to the Secretary of the Corporation and to its Board of Directors, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  10. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and a duly authorized officer of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws (but not the law of conflicts of laws) of the State of Ohio.

                  11. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date and year first above written.

                                  R. G. BARRY CORPORATION



                                  By: /s/ Gordon Zacks
                                      ------------------------------------------
                                  Title:  CEO
                                         ---------------------------------------


                                  /s/ Harry Miller
                                  --------------------------------------------
                                  Harry Miller